Form N-Q Certification

The following certification is being provided in compliance with Rule 30a-2(a) under the Investment Company Act of 1940, as amended
(17 CFR 270.30a-2(a))

Investment Company Act File Number:	811-09189

CERTIFICATIONS
I, Gene T. Pretti, certify that:

1. I have reviewed this report on Form N-Q of Zazove Convertible
Securities Fund, Inc. ("Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the schedule of investments included in this report present in all material respects the investments of Registrant as of the end of the fiscal quarter for which the report is filed;

4. The Registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment
Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d)) under the Investment Company
Act of 1940) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing of this report, based on such evaluation; and

(d) disclosed in this report any change in Registrant's internal control over financial reporting that occurred during Registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially effect, Registrant's internal control over financial reporting; and

5. Registrant's other certifying officers and I have disclosed, to Registrant's auditor and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonable likely to adversely affect the Registrant's ability to record, process, summarize, and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.


Date:  May 28, 2009
/sig/ Gene T. Pretti
Name:  Gene T. Pretti
Title:  President